Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-167091 of Dynegy Inc. on Form S-8 of our report dated June 22, 2011, relating to the financial statements and supplemental schedule of the Dynegy Inc. 401(k) Savings Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2010.

/s/ McConnell & Jones LLP
Houston, Texas
June 22, 2011

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